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                                PROMISSORY NOTE
                                ---------------

$710,914.63                                                    Chicago, Illinois
                                                               April 30, 1999



     FOR VALUE RECEIVED, Capital Hill Lofts, Inc., an Illinois corporation ("Maker), hereby promises to pay to the order of Maurice Sanderman ("Payee"), whose mailing address is 880 Great Elm, Highland Park, Illinois 60035, or such other place as Payee may from time to time designate, in the manner hereinafter provided, the principal sum of SEVEN HUNDRED TEN THOUSAND NINE HUNDRED FOURTEEN AND 63/000 DOLLARS ($710,914.63), in lawful money of the United States of America, together with interest at Prime Rate, as hereinafter defined, plus three percent (3%) per annum ("Interest Rate") from the date hereof on the balance of principal remaining from time to time unpaid, as follows:

          (i) All of the unpaid principal balance outstanding hereunder, and any unpaid interest accrued thereon, and all other sums which may be due and owing shall be due and payable, if not sooner paid, on September 30, 1999 (Maturity Date").

     Interest shall be calculated hereunder on the basis of a 360-day year.

     The Prime Rate shall be the Prime Rate of Interest published from time to time in the Money and Investing section of the Wall Street Journal. Changes in the rate of interest to be charged hereunder shall take effect immediately upon the publication of any change in the Prime Rate.

     Maker, at its option, may prepay the entire balance of principal and interest then remaining unpaid hereon without premium, provided that Maker notifies Payee of its intent to prepay this Note on any such date by written notice delivered to Payee prior to the prepayment date.

     If Maker fails to pay any of the principal or interest or other charge due hereunder in accordance with the terms and conditions contained herein, then, in lieu of, or in addition to, any other right or remedy then available under this Note, Payee shall have the right and option, without further notice, to implement, as of and from the date of default, the "Default Rate" (as hereinafter defined) to the entire principal balance outstanding under the Note and all accrued interest thereon. For purposes of this Note, the "Default Rate" shall mean the Prime Rate plus six percent (6%) per annum, unless prohibited by applicable law, in which event the Default Rate shall be set at the highest rate permitted by applicable law.

     Maker, for itself and its successors and assigns hereby forever waives presentment, protest and demand, notice of protest, demand, dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium now provided or which may hereby be provided by any federal of state statute or decisions, including, but not limited to, exemptions provided or allowed under the Bankruptcy Code against the enforcement and collection of the obligations evidenced by this Note, and any and all amendments, substitutions, extensions, renewals, increases, and modifications hereof.
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Maker agrees to pay all costs and expenses of collection and enforcement of this
Note when incurred, including Payee's attorneys' fees and legal and court costs, including any incurred on appeal or in connection with bankruptcy or insolvency, whether or not any lawsuit or proceeding is ever filed with respect hereto. No extensions of time of the payment of this Note or any installment hereof or any other modification, amendment or forbearance made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of any co-maker or any other person with regard to this Note, either in whole or in part.

     No failure on the part of Payee or any holder hereof to exercise any right or remedy hereunder, whether before or after the occurrence of a default, shall constitute a waiver thereof, and no waiver of any part default shall constitute a waiver of any future default or of any other default. No failure to demand payment of the debt evidenced hereby by reason of default hereunder, or acceptance of any past due amount, or extension granted from time to time shall be construed to be a waiver of the right to: (i) insist upon prompt payment thereafter; (ii) impose the Default Rate retroactively or prospectively, or
(iii) impose late payment charges; nor shall such failure by deemed to be a novation of this Note, a reinstatement of the debt evidenced hereby, a waiver of any other right, or be construed so as to preclude the exercise of any right which Payee or any holder hereof may have, whether by the laws of the State of Illinois, by agreement, or otherwise, and none of the foregoing shall operate to release, change, or affect the liability of Maker, and Maker hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained therein, and the rights, obligations and interest of Maker and the holder hereof under the remainder of this Note shall continue in full force and effect.

     This Note shall inure to the benefit of Payee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. As used herein, the term "Payee" shall mean and include the successors and assigns of the identified payee and the holder or holders of this Note from time to time.

     Maker acknowledges and agrees that (i) this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Illinois; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. (S) 1601, et. Seq.; (iii) said obligation constitutes a "business loan" which comes within the purview of 815 ILCS 205/4(1)(c) (1933); and (iv) the proceeds of the loan evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation "G" issued by the Board of Governors of the Federal Reserve System.
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     The obligations of the Maker of this Note shall be direct and primary, and when the context or construction of the terms of this Note so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter.

     EXECUTED AND DELIVERED as of the 30th day of April, 1999.



                                    CAPITAL HILL LOFTS, INC.



                                    By:     /s/ Joseph R. Atkin
                                            ----------------------------

                                    Name:
                                            ----------------------------

                                    Title:  Vice President
                                            ----------------------------

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